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                                  EXHIBIT - 11


                        COMPUTATION OF PER SHARE EARNINGS







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                      VIRAGEN (EUROPE) LTD. AND SUBSIDIARY
                EXHIBIT 11 - COMPUTATION OF LOSS PER COMMON SHARE
                                   (UNAUDITED)


                                               Three Months Ended                      Six Months Ended
                                                  December 31,                           December 31,
                                            1996                1995                1996               1995
                                            ----                ----                ----               ----
PRIMARY AND FULLY DILUTED

Weighted average shares outstanding                            2,034,129                              12,576,246
                                          ===========     ==============         ===========      ==============

Net Loss                                                  $       29,316                          $      (67,355)
                                          ===========     ==============         ===========      ==============

Net loss per common share                                 $       (0.014)                         $       (0.005)
                                          ===========     ==============         ===========      ==============


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